UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	September 25, 2007

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

560 Lexington Avenue, New York, New York 10022
(Address of principal executive offices, including zip code)
(212) 351-7300
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)     On September 25, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Hudson Highland Group, Inc. (the “Company”) approved certain amendments to the formula pursuant to which bonuses may be earned by the Company’s executive officers (other than Jon F. Chait and Mary Jane Raymond) under the Company’s 2007 incentive compensation program. The potential amounts payable to the Company’s executive officers were set forth on Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated February 6, 2007, and are not affected by the amendments described herein. A summary of the amendments to the bonus formula is filed herewith as Exhibit 10.1 and is incorporated herein by reference. In addition, the Committee determined that it will consider potential items to include or exclude from the calculation of earnings before income tax for purposes of the Company’s 2007 Incentive Compensation Program after the end of the Company’s fiscal year.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Summary of amendments to the Hudson Highland Group, Inc. 2007 Incentive Compensation Program

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: September 27, 2007	By: /s/ Mary Jane Raymond
Mary Jane Raymond
Executive Vice President and
Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Summary of amendments to the Hudson Highland Group, Inc. 2007 Incentive Compensation Program.